Omni Medical Holdings, Inc.
                          1107 Mt. Rushmore Road, Suite 2
                           Rapid City, South Dakota 57701
                      Telephone: 605-718-0380; Fax: 303-845-6664




September 9, 2003




To The Stockholders of
Omni Medical Holdings, Inc.,
now known as Omni Medical of Nevada, Inc., A Nevada corporation

Re: Agreement and Plan of Reorganization (the "Agreement") between Piezo Instruments, Inc., a Utah corporation ("Piezo"), Omni Medical of Nevada, Inc., a Nevada corporation ("Omni"), and the stockholders of Omni (the "Omni Stockholders")

Dear Stockholder:

          You are receiving this communication from Omni because Omni and its principal stockholders have agreed to execute and deliver the Agreement pursuant to which Omni shall become a majority-owned subsidiary of Piezo, and if all of the Omni Stockholders execute and deliver a copy of the Agreement, Omni will become a wholly-owned subsidiary of Piezo.

          Attached to this letter as Exhibit A is an Accredited/Sophisticated Investor Questionnaire that you should read prior to proceeding further. If you are not an "accredited investor" or a "sophisticated investor" as defined therein, you should proceed no further, and you should mark the box next to Paragraph III and return this questionnaire to Omni in the self-addressed and stamped envelope that is enclosed herewith for your convenience, and Omni will contact you with respect to what is required for you to receive a proposal pursuant to which you may become a party to the Agreement and exchange your shares of common stock of Omni for shares of "restricted securities" of Piezo under the Agreement.

          If you are an "accredited investor" or a "sophisticated investor," you may proceed to review the remaining portions of this letter and the enclosed documents which include the Agreement, with exhibits, and a separate packet, which contains the following, to-wit:

          1.   Letter of Instructions;
          2.   Accredited/Sophisticated Investor Questionnaire;
          3.   Counterpart Signature page to the Agreement;
          4.   Investment Letter;
          5.   Omni Stockholder Acknowledgment; and
          6.   Stock Power.

          Access to Information Regarding Piezo.

          If you have access to the Internet, you should review the reports and/or registration statements of Piezo that are contained in the Edgar
Archives of the Securities and Exchange Commission at www.sec.gov.   Click on
"Search for Company Filings" under "Filings and Forms (Edgar), click on "Companies and Other Filers," and then type in the name "Piezo Instruments."

          If you do not have Internet access, and would like copies of the reports and/or registration statements of Piezo, please contact Omni at the telephone number or facsimile above so that copies thereof can be provided to you promptly.

          Special Factors to Consider with Respect to the Agreement.

          There are many factors that should be considered in making any determination as to whether you wish to become part of the Agreement, not the least of which are the following:

          1. Dilution. The completion of the Agreement will dilute your interest in the Company by approximately 11.1%, even though Piezo has no assets or liabilities;

          2. Restricted Securities. The securities that you will receive under the Agreement in exchange for your shares of common stock of Omni will be "restricted securities" that must be held for at least one year from your agreement to become party to the Agreement prior to resale under Rule 144 of the Securities and Exchange Commission;

          3. Free Trading Nature of the Piezo Outstanding Shares. Substantially all of the shares of Piezo may be freely traded, except for the Lock-Up/Leak-Out conditions imposed by the Lock-Up/Leak-Out Agreement that is referenced in Section 1.6 of the Agreement, and the Piezo shareholders will have the immediate opportunity to capitalize upon the value of the Agreement by an increase in the value of their shares and their ability to freely trade their securities, whereas, the Omni Stockholders will have to wait until at least one year to publicly sell any of their securities into any public market that may exist for these securities. No assurance can be given that any present or public market will exist for the Piezo securities by virtue of the closing of the reorganization with Omni now or in the future; and

          4. Back Door Registration. By virtue of the fact that Omni is currently a publicly-held company, the completion of the reorganization with Piezo may be deemed to be a "back door" registration that requires the reorganized Piezo to file the type of information about Omni that would have been required to be filed by Omni had it filed its own 10-SB Registration Statement with the Securities and Exchange Commission. If this information is not timely filed, the reorganized Piezo will lose its present quotation listing on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., and the primary sole purpose for completing this reorganization, at least for the benefit of Omni, will be lost. We do not anticipate this happening.

          If you have any questions concerning this reorganization, please contact the undersigned at the address and telephone listed number above.

                                   Sincerely,

                                   /s/Arthur D. Lyons

                                   Arthur D. Lyons, President
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